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                                                                   EXHIBIT 1

                             JOINT FILING AGREEMENT


     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

          Dated:  February 12, 2003



                               WAM Acquisition GP, Inc.
                                 for itself and as general partner of
                                 LIBERTY WANGER ASSET
                                 MANAGEMENT, L.P.




                                 By:  /s/ Bruce H. Lauer
                                      ---------------------------------------
                                          Bruce H. Lauer
                                          Senior Vice President and Secretary




                                 LIBERTY ACORN TRUST



                                 By:  /s/ Bruce H. Lauer
                                      ---------------------------------------
                                          Bruce H. Lauer
                                          Vice President, Treasurer and
                                          Secretary


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